Exhibit 99.1

FOR IMMEDIATE RELEASE	FOR MORE INFORMATION CONTACT:
5/1/2025	Investors: Dexter Congbalay, investor.relations@us.mcd.com
Media: Lauren Altmin, lauren.altmin@us.mcd.com
McDONALD'S REPORTS FIRST QUARTER 2025 RESULTS

•Global comparable sales decreased 1.0%; excluding Leap Day in the prior year, global comparable sales were essentially flat

•Systemwide sales* to loyalty members across 60 loyalty markets were more than $31 billion for the trailing twelve-month period and approximately $8 billion for the quarter

CHICAGO, IL - McDonald's Corporation today announced results for the first quarter ended March 31, 2025.

“McDonald's has a 70-year legacy of innovation, leadership, and proven agility, all of which give us confidence in our ability to navigate even the toughest of market conditions and gain market share," said Chairman and CEO Chris Kempczinski. "Consumers today are grappling with uncertainty, but they can always count on McDonald’s for both exciting new menu items and delicious favorites for exceptional value, from a brand they love.”

First quarter financial performance:
•Global comparable sales decreased 1.0%, impacted by the comparison to Leap Day in the prior year:
•U.S. decreased 3.6%
•International Operated Markets decreased 1.0%
•International Developmental Licensed Markets increased 3.5%
•Consolidated revenues decreased 3% (2% in constant currencies).
•Systemwide sales decreased 1% (increased 1% in constant currencies).
•Consolidated operating income decreased 3% (1% in constant currencies). Results reflected pre-tax charges of $66 million and $35 million for the current year and prior year, respectively, primarily related to restructuring charges associated with Accelerating the Organization. Excluding these current and prior year charges, consolidated operating income decreased 2% (flat in constant currencies).**
•Diluted earnings per share was $2.60, a decrease of 2% (1% in constant currencies). Excluding the current year charges described above of $0.07 per share, diluted earnings per share was $2.67, a decrease of 1% (increase of 1% in constant currencies) when also excluding prior year charges.**

*Refer to page 3 for a definition of Systemwide sales.
**Refer to page 2 for additional details on our results for the first quarter 2025 and 2024.

COMPARABLE SALES

	Increase/(Decrease)
	Quarters Ended March 31,
	2025	2024
U.S.	(3.6)%	2.5%
International Operated Markets	(1.0)	2.7
International Developmental Licensed Markets	3.5	(0.2)
Total Company	(1.0)%	1.9%

•Comparable Sales: All segments were impacted by the comparison to Leap Day in the prior year.
•U.S.: Comparable sales results were primarily driven by negative comparable guest counts.
•International Operated Markets: Comparable sales reflected mixed results across the markets, primarily impacted by negative comparable sales in the U.K.
•International Developmental Licensed Markets: Positive comparable sales were primarily driven by the Middle East and Japan.

KEY FINANCIAL METRICS - CONSOLIDATED
Dollars in millions, except per share data

	Quarters Ended March 31,
	2025	2024	Inc/ (Dec)	Inc/ (Dec) Excluding Currency Translation
Revenues	$5,956	$6,169	(3)%	(2)%
Operating income	2,648	2,736	(3)	(1)
Net income	1,868	1,929	(3)	(2)
Earnings per share-diluted	$2.60	$2.66	(2)%	(1)%
Results included pre-tax charges of $66 million, or $0.07 per share, for the three months ended March 31, 2025 and $35 million, or $0.04 per share, for the three months ended March 31, 2024, primarily related to restructuring charges associated with the Company's internal effort to modernize ways of working (Accelerating the Organization).
Excluding the above items, operating income performance was primarily driven by lower Franchised and Company-owned and operated margins.

NET INCOME AND EARNINGS PER SHARE-DILUTED RECONCILIATION
Dollars in millions, except per share data

	Quarters Ended March 31,
	Net Income				Earnings per share - diluted
	2025	2024	Inc/ (Dec)	Inc/ (Dec) Excluding Currency Translation	2025	2024	Inc/ (Dec)	Inc/ (Dec) Excluding Currency Translation
GAAP	$1,868	$1,929	(3)%	(2)%	$2.60	$2.66	(2)%	(1)%
(Gains)/Charges	51	27			0.07	0.04
Non-GAAP	$1,919	$1,957	(2)%	—%	$2.67	$2.70	(1)%	1%

THE FOLLOWING DEFINITIONS APPLY TO THESE TERMS AS USED THROUGHOUT THIS RELEASE
Constant currency results exclude the effects of foreign currency translation and are calculated by translating current year results at prior year average exchange rates. Management reviews and analyzes business results excluding the effect of foreign currency translation, impairment and other charges and gains, as well as material regulatory and other income tax impacts, and bases incentive compensation plans on these results because the Company believes this better represents underlying business trends.
Comparable sales and comparable guest counts are compared to the same period in the prior year and represent sales and transactions, respectively, at all restaurants, whether owned and operated by the Company or by franchisees, in operation at least thirteen months including those temporarily closed. Some of the reasons restaurants may be temporarily closed include reimaging or remodeling, rebuilding, road construction, natural disasters, pandemics and acts of war, terrorism or other hostilities. Comparable sales exclude the impact of currency translation and the sales of any market considered hyperinflationary (generally identified as those markets whose cumulative inflation rate over a three-year period exceeds 100%), which management believes more accurately reflects the underlying business trends. Comparable sales are driven by changes in guest counts and average check, the latter of which is affected by changes in pricing and product mix.
Systemwide sales include sales at all restaurants, whether owned and operated by the Company or by franchisees. Systemwide sales to loyalty members is comprised of all sales to customers who self-identify as a loyalty member when transacting with both Company-owned and operated and franchised restaurants. Systemwide sales to loyalty members are measured across 60 markets with loyalty programs. Systemwide sales to loyalty members represents an aggregation of the prior four quarters of sales to loyalty members active in the last 90 days of the respective quarter. While franchised sales are not recorded as revenues by the Company, management believes the information is important in understanding the Company's financial performance because these sales are the basis on which the Company calculates and records franchised revenues and are indicative of the financial health of the franchisee base. The Company's revenues consist of sales by Company-owned and operated restaurants and fees from franchised restaurants operated by conventional franchisees, developmental licensees and affiliates. Changes in Systemwide sales are primarily driven by comparable sales and net restaurant unit expansion.
Free cash flow, defined as cash provided by operations less capital expenditures, and free cash flow conversion rate, defined as free cash flow divided by net income, are measures reviewed by management in order to evaluate the Company’s ability to convert net profits into cash resources, after reinvesting in the core business, that can be used to pursue opportunities to enhance shareholder value.
RELATED COMMUNICATIONS
This press release should be read in conjunction with Exhibit 99.2 to the Company's Form 8-K filing for supplemental information related to the Company's results for the quarter ended March 31, 2025.
McDonald’s Corporation will broadcast its investor earnings conference call live over the Internet at 7:30 a.m. (Central Time) on May 1, 2025. A link to the live webcast will be available at www.investor.mcdonalds.com. There will also be an archived webcast available for a limited time thereafter.
UPCOMING COMMUNICATIONS
For important news and information regarding McDonald's, including the timing of future investor conferences and earnings calls, visit the Investor Relations section of the Company's Internet home page at www.investor.mcdonalds.com. McDonald's uses this website as a primary channel for disclosing key information to its investors, some of which may contain material and previously non-public information.
ABOUT McDONALD’S
McDonald’s is the world’s leading global foodservice retailer with over 43,000 locations in over 100 countries. Approximately 95% of McDonald’s restaurants worldwide are owned and operated by independent local business owners.
FORWARD-LOOKING STATEMENTS
This release contains certain forward-looking statements, which reflect management's expectations regarding future events and operating performance and speak only as of the date hereof. These forward-looking statements involve a number of risks and uncertainties. Factors that could cause actual results to differ materially from expectations are detailed in the Company’s filings with the Securities and Exchange Commission, including the risk factors discussed in Exhibit 99.2 to the Company’s Form 8-K filing on May 1, 2025. The Company undertakes no obligation to update such forward-looking statements, except as may otherwise be required by law.

McDONALD'S CORPORATION
CONDENSED CONSOLIDATED STATEMENT OF INCOME (UNAUDITED)

Dollars and shares in millions, except per share data
Quarters Ended March 31,	2025	2024	Inc/ (Dec)
Revenues
Revenues from franchised restaurants	$3,661	$3,723	$(61)	(2)%
Sales by Company-owned and operated restaurants	2,132	2,355	(223)	(9)
Other revenues	162	91	71	78

TOTAL REVENUES	5,956	6,169	(213)	(3)

Operating costs and expenses
Franchised restaurants-occupancy expenses	620	627	(7)	(1)
Company-owned and operated restaurant expenses	1,859	2,035	(176)	(9)
Other restaurant expenses	140	68	72	n/m
Selling, general & administrative expenses
Depreciation and amortization	107	99	9	9
Other	575	622	(47)	(7)
Other operating (income) expense, net	7	(17)	24	n/m
Total operating costs and expenses	3,308	3,433	(126)	(4)

OPERATING INCOME	2,648	2,736	(87)	(3)

Interest expense	376	372	4	1
Nonoperating (income) expense, net	(57)	(45)	(12)	27

Income before provision for income taxes	2,330	2,409	(79)	(3)
Provision for income taxes	461	479	(18)	(4)

NET INCOME	$1,868	$1,929	$(61)	(3)%

EARNINGS PER SHARE-DILUTED	$2.60	$2.66	$(0.06)	(2)%

Weighted average shares outstanding-diluted	718.2	725.9	(7.7)	(1)%
n/m Not meaningful

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